Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Third Quarter Results

Terre Haute, Indiana, October 22, 2024 – First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2024. During the quarter, the Corporation closed its acquisition of SimplyBank, Dayton, Tennessee. The quarter was impacted by purchase accounting adjustments and charges, which are reflected in the results.

●	Net income was $8.7 million compared to $16.3 million reported for the same period of 2023;
●	Diluted net income per common share of $0.74 compared to $1.37 for the same period of 2023;
●	Return on average assets was 0.64% compared to 1.35% for the three months ended September 30, 2023;
●	Credit loss provision was $9.4 million compared to provision of $1.2 million for the third quarter 2023; and
●	Pre-tax, pre-provision net income was $19.9 million compared to $20.5 million for the same period in 2023.[1]

The Corporation further reported results for the nine months ended September 30, 2024:

●	Net income was $31.0 million compared to $48.3 million reported for the same period of 2023;
●	Diluted net income per common share of $2.63 compared to $4.02 for the same period of 2023;
●	Return on average assets was 0.82% compared to 1.33% for the nine months ended September 30, 2023;
●	Credit loss provision was $14.2 million compared to provision of $4.8 million for the nine months ended September 30, 2023; and
●	Pre-tax, pre-provision net income was $51.1 million compared to $63.1 million for the same period in 2023.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

Average Total Loans

Average total loans for the third quarter of 2024 were $3.71 billion versus $3.15 billion for the comparable period in 2023, an increase of $558 million or 17.74%. On a linked quarter basis, average loans increased $508 million or 15.89% from $3.20 billion as of June 30, 2024. Increases in average loans over both periods were mostly a result of the acquisition of SimplyBank as further detailed in Total Loans Outstanding section below.

Total Loans Outstanding

Total loans outstanding as of September 30, 2024, were $3.72 billion compared to $3.12 billion as of September 30, 2023, an increase of $598 million or 19.17%. On a linked quarter basis, total loans increased $511 million or 15.96% from $3.20 billion as of June 30, 2024. The main driver of the increase was $467 million in loans acquired in the SimplyBank acquisition. Organic growth was primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans.

Norman D. Lowery, President and Chief Executive Officer, commented “During the quarter, we closed the acquisition of SimplyBank, which gives us access to very attractive markets in Southeast Tennessee and Northwest Georgia. We also experienced another sound quarter of loan and net interest income growth. During the quarter our net interest margin expanded, and we expect continued improvement in coming quarters.”

Average Total Deposits

Average total deposits for the quarter ended September 30, 2024, were $4.71 billion versus $4.00 billion as of September 30, 2023, an increase of $705 million or 17.63%. Increases in average deposits over both periods were mostly a result of the acquisition of SimplyBank as further detailed in Total Deposits section below.

Total Deposits

Total deposits were $4.72 billion as of September 30, 2024, compared to $4.04 billion as of September 30, 2023, a $676 million increase, or 16.74%. On a linked quarter basis, total deposits increased $585.2 million, or 14.16%. $622 million in deposits were acquired in the SimplyBank acquisition. Non-interest bearing deposits were $831.6 million, and time deposits were $791.1 million as of September 30, 2024, compared to $770.5 million and $471.6 million, respectively for the same period of 2023.

Shareholders’ Equity

Shareholders’ equity at September 30, 2024, was $566.0 million compared to $470.2 million on September 30, 2023. During the last twelve months, the Corporation has not repurchased any shares of its common stock. 518,860 shares remain available for repurchase under the current repurchase authorization. The Corporation paid a $0.45 per share quarterly dividend in July and declared a $0.45 quarterly dividend, which was paid on October 15, 2024.

Book Value Per Share

Book Value per share was $47.93 as of September 30, 2024, compared to $40.00 as of September 30, 2023, an increase of $7.93 per share, or 19.82%. Tangible Book Value per share was $37.84 as of September 30, 2024, compared to $32.10 as of September 30, 2023, an increase of $5.74 per share, or 17.88%.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 8.33% at September 30, 2024, compared to 8.04% at September 30, 2023.

Net Interest Income

Net interest income for the third quarter of 2024 was $47.2 million, compared to $41.2 million reported for the same period of 2023, an increase of $6.0 million, or 14.63%.

Net Interest Margin

The net interest margin for the quarter ended September 30, 2024, was 3.78% compared to the 3.74% reported at September 30, 2023. On a linked quarterly basis, the net interest margin increased 21 basis points from 3.57% at June 30, 2024.

Nonperforming Loans

Nonperforming loans as of September 30, 2024, were $14.1 million versus $12.6 million as of September 30, 2023. The increase was due primarily to the SimplyBank acquisition. The ratio of nonperforming loans to total loans and leases was 0.38% as of September 30, 2024, versus 0.40% as of September 30, 2023.

Credit Loss Provision

The provision for credit losses for the three months ended September 30, 2024, was $9.4 million, compared to $1.2 million for the third quarter 2023. The Corporation recorded $5.5 million in provision for the acquisition of SimplyBank. The increase in provision was also related to one previously identified credit, reflecting further deterioration in collateral values during the quarter.

Net Charge-Offs

Third quarter net charge-offs were $4.6 million compared to $2.1 million in the same period of 2023.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of September 30, 2024, was $46.2 million compared to $39.0 million as of September 30, 2023. The allowance for credit losses as a percent of total loans was 1.24% as of September 30, 2024, compared to 1.25% as of September 30, 2023. On a linked quarter basis, the allowance for credit losses as a percent of total loans increased 4 basis points from 1.20% as of June 30, 2024. The Corporation recorded $8.5 million in allowance for the acquisition of SimplyBank, which included $3 million to record purchased credit deteriorated (“PCD”) reserves.

Non-Interest Income

Non-interest income for the three months ended September 30, 2024 and 2023 was $11.2 million and $11.6 million, respectively.

Non-Interest Expense

Non-interest expense for the three months ended September 30, 2024, was $38.6 million compared to $32.3 million in 2023. This includes $844 thousand of acquisition-related expenses during the quarter, as well as an overall increase in operating expenses as a result of the acquisition.

Efficiency Ratio

The Corporation’s efficiency ratio was 64.43% for the quarter ending September 30, 2024, versus 59.57% for the same period in 2023.

Income Taxes

Income tax expense for the three months ended September 30, 2024, was $1.7 million versus $3.0 million for the same period in 2023. The effective tax rate for 2024 was 16.44% compared to 17.37% for 2023.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A., which is the fifth oldest national bank in the United States, operating 83 banking centers in Illinois, Indiana, Kentucky, Tennessee, and Georgia. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
END OF PERIOD BALANCES
Assets	$5,483,351	$4,891,068	$4,784,806	$5,483,351	$4,784,806
Deposits	$4,717,489	$4,132,327	$4,040,995	$4,717,489	$4,040,995
Loans, including net deferred loan costs	$3,715,235	$3,204,009	$3,117,626	$3,715,235	$3,117,626
Allowance for Credit Losses	$46,169	$38,334	$39,034	$46,169	$39,034
Total Equity	$565,951	$530,670	$470,168	$565,951	$470,168
Tangible Common Equity (a)	$446,786	$438,569	$377,367	$446,786	$377,367

AVERAGE BALANCES
Total Assets	$5,483,572	$4,813,308	$4,814,251	$5,033,748	$4,828,165
Earning Assets	$5,165,520	$4,556,839	$4,575,996	$4,762,940	$4,590,258
Investments	$1,342,037	$1,279,278	$1,351,433	$1,309,879	$1,384,941
Loans	$3,705,779	$3,197,695	$3,147,317	$3,361,207	$3,104,623
Total Deposits	$4,705,614	$4,113,826	$4,000,302	$4,288,426	$4,124,520
Interest-Bearing Deposits	$4,403,454	$3,413,752	$3,222,633	$3,714,432	$3,309,111
Interest-Bearing Liabilities	$157,227	$152,303	$309,948	$176,985	$197,142
Total Equity	$546,912	$517,890	$493,764	$529,174	$494,428

INCOME STATEMENT DATA
Net Interest Income	$47,170	$39,294	$41,150	$125,384	$127,672
Net Interest Income Fully Tax Equivalent (b)	$48,630	$40,673	$42,539	$129,600	$131,774
Provision for Credit Losses	$9,400	$2,966	$1,200	$14,166	$4,800
Non-interest Income	$11,223	$9,905	$11,627	$30,559	$31,455
Non-interest Expense	$38,564	$32,651	$32,265	$104,637	$95,932
Net Income	$8,741	$11,369	$16,285	$31,034	$48,252

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.74	$0.96	$1.37	$2.63	$4.02
Cash Dividends Declared Per Common Share	$0.45	$0.45	$—	$1.35	$0.54
Book Value Per Common Share	$47.93	$44.92	$40.00	$47.93	$40.00
Tangible Book Value Per Common Share (c)	$36.22	$36.04	$33.69	$37.84	$32.10
Basic Weighted Average Common Shares Outstanding	11,808	11,814	11,901	11,809	11,993

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Return on average assets	0.64%	0.94%	1.35%	0.82%	1.33%
Return on average common shareholder's equity	6.39%	8.78%	13.19%	7.80%	12.98%
Efficiency ratio	64.43%	64.56%	59.57%	65.33%	58.77%
Average equity to average assets	9.97%	10.76%	10.26%	10.51%	10.24%
Net interest margin (a)	3.78%	3.57%	3.74%	3.63%	3.83%
Net charge-offs to average loans and leases	0.49%	0.59%	0.24%	0.43%	0.24%
Credit loss reserve to loans and leases	1.24%	1.20%	1.25%	1.24%	1.25%
Credit loss reserve to nonperforming loans	326.65%	240.85%	310.19%	326.65%	310.19%
Nonperforming loans to loans and leases	0.38%	0.50%	0.40%	0.38%	0.40%
Tier 1 leverage	10.25%	12.14%	11.72%	10.25%	11.72%
Risk-based capital - Tier 1	13.63%	14.82%	14.61%	13.63%	14.61%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Accruing loans and leases past due 30-89 days	$16,391	$14,913	$15,961	$16,391	$15,961
Accruing loans and leases past due 90 days or more	$1,517	$1,353	$1,370	$1,517	$1,370
Nonaccrual loans and leases	$12,617	$14,563	$11,214	$12,617	$11,214
Other real estate owned	$169	$170	$63	$169	$63
Nonperforming loans and other real estate owned	$14,303	$16,086	$12,647	$14,303	$12,647
Total nonperforming assets	$17,179	$18,978	$15,671	$17,179	$15,671
Gross charge-offs	$6,936	$6,091	$3,601	$16,219	$11,520
Recoveries	$2,365	$1,414	$1,528	$5,449	$5,975
Net charge-offs/(recoveries)	$4,571	$4,677	$2,073	$10,770	$5,545

Non-GAAP Reconciliations	Three Months Ended September 30,
	2024	2023
($in thousands, except EPS)
Income before Income Taxes	$10,429	$19,312
Provision for credit losses	9,400	1,200
Provision for unfunded commitments	100	—
Pre-tax, Pre-provision Income	$19,929	$20,512

Non-GAAP Reconciliations	Nine Months Ended September 30,
	2024	2023
($ in thousands, except EPS)
Income before Income Taxes	$37,140	$58,395
Provision for credit losses	14,166	4,800
Provision for unfunded commitments	(200)	(100)
Pre-tax, Pre-provision Income	$51,106	$63,095

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	September 30,	December 31,
	2024	2023

	(unaudited)
ASSETS
Cash and due from banks	$77,312	$76,759
Federal funds sold	1,356	282
Securities available-for-sale	1,271,992	1,259,137
Loans:
Commercial	2,112,738	1,817,526
Residential	924,276	695,788
Consumer	671,353	646,758
	3,708,367	3,160,072
(Less) plus:
Net deferred loan costs	6,868	7,749
Allowance for credit losses	(46,169)	(39,767)
	3,669,066	3,128,054
Restricted stock	15,366	15,364
Accrued interest receivable	25,386	24,877
Premises and equipment, net	82,213	67,286
Bank-owned life insurance	128,242	114,122
Goodwill	93,363	86,985
Other intangible assets	25,802	5,586
Other real estate owned	169	107
Other assets	93,084	72,587
TOTAL ASSETS	$5,483,351	$4,851,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$831,575	$750,335
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	159,618	92,921
Other interest-bearing deposits	3,726,296	3,246,812
	4,717,489	4,090,068
Short-term borrowings	84,363	67,221
FHLB advances	30,456	108,577
Other liabilities	85,092	57,304
TOTAL LIABILITIES	4,917,400	4,323,170

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,165,023 in 2024 and 16,137,220 in 2023
Outstanding shares-11,808,304 in 2024 and 11,795,024 in 2023	2,016	2,014
Additional paid-in capital	144,785	144,152
Retained earnings	677,155	663,726
Accumulated other comprehensive income/(loss)	(102,800)	(127,087)
Less: Treasury shares at cost-4,356,719 in 2024 and 4,342,196 in 2023	(155,205)	(154,829)
TOTAL SHAREHOLDERS’ EQUITY	565,951	527,976
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,483,351	$4,851,146

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

			(unaudited)
INTEREST INCOME:
Loans, including related fees	$61,367	$49,146	$162,878	$140,220
Securities:
Taxable	6,319	6,164	18,083	18,631
Tax-exempt	2,715	2,661	7,919	7,937
Other	1,294	752	2,989	2,864
TOTAL INTEREST INCOME	71,695	58,723	191,869	169,652
INTEREST EXPENSE:
Deposits	22,197	13,627	59,622	35,111
Short-term borrowings	993	1,923	2,928	4,025
Other borrowings	1,335	2,023	3,935	2,844
TOTAL INTEREST EXPENSE	24,525	17,573	66,485	41,980
NET INTEREST INCOME	47,170	41,150	125,384	127,672
Provision for credit losses	9,400	1,200	14,166	4,800
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	37,770	39,950	111,218	122,872
NON-INTEREST INCOME:
Trust and financial services	1,251	1,140	3,903	3,642
Service charges and fees on deposit accounts	8,139	7,099	21,576	20,971
Other service charges and fees	191	213	700	613
Securities gains (losses), net	103	—	104	—
Interchange income	177	—	490	47
Loan servicing fees	274	447	957	997
Gain on sales of mortgage loans	411	321	886	811
Other	677	2,407	1,943	4,374
TOTAL NON-INTEREST INCOME	11,223	11,627	30,559	31,455
NON-INTEREST EXPENSE:
Salaries and employee benefits	18,521	17,159	53,231	51,263
Occupancy expense	2,556	2,389	7,116	7,120
Equipment expense	4,280	3,580	12,736	10,404
FDIC Expense	558	613	1,721	1,977
Other	12,649	8,524	29,833	25,168
TOTAL NON-INTEREST EXPENSE	38,564	32,265	104,637	95,932
INCOME BEFORE INCOME TAXES	10,429	19,312	37,140	58,395
Provision for income taxes	1,688	3,027	6,106	10,143
NET INCOME	8,741	16,285	31,034	48,252
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	31,628	(34,934)	24,067	(36,504)
Change in funded status of post retirement benefits, net of taxes	73	146	220	440
COMPREHENSIVE INCOME (LOSS)	$40,442	$(18,503)	$55,321	$12,188
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.74	$1.37	$2.63	$4.02
Weighted average number of shares outstanding (in thousands)	11,808	11,901	11,809	11,993